Exhibit 10.44

Boston Life Sciences, Inc.

[1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan]

Nonstatutory Stock Option Agreement

1. Grant of Option.

This agreement (hereinafter, the “Agreement”) evidences the grant by Boston Life Sciences, Inc., a Delaware corporation (the “Company”), on [                ], 2005 (the “Grant Date”) to [                ], an [employee], [director], [consultant] or [advisor] of the Company (the “Optionee”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the [Company’s 1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan] (the “Plan”), a total of [        ] shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $[    ] per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [                ] (the “Final Exercise Date”).

It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Optionee”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule.

This option is immediately exercisable (“Vested”) as to 33% of the original number of Shares on the Grant Date. As to the remaining 67% Shares, this Option will become exercisable as to an additional [            ] Shares at the end of each calendar month following the Grant Date until the third anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is Vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be by written notice in the form attached hereto as Exhibit A, signed by the Optionee, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in Section 3(b) hereof. The Optionee may purchase less than the total number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b) Payment Upon Exercise. Common Stock purchased upon an election to exercise this Option shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board of Directors of the Company may otherwise determine, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) for as long as the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Optionee valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Optionee for at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled Vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Optionee to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(c) Termination of Employment or Other Relationship

(i) If an Optionee ceases to be an employee, independent contractor, consultant, Scientific Advisor or director of the Company as the result of a termination without cause (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and (A) any Options held by such Optionee that were exercisable on the date of such termination may be exercised by the Optionee until the later of: (i) one year following the date of such termination, or, (ii) one year from the date any Option vests in the twelve month period following such termination and (B) any Options held by such Optionee that vested during the 12 months following the date of termination may be exercised by the Optionee for a period of one year following the date of such vesting.

(ii) If an Optionee ceases to be an employee, consultant, independent contractor, Scientific Advisor or director of the Company as the result of a voluntary resignation (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and provided that the Optionee has been an employee, consultant, independent contractor, Scientific Advisor or director of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector), and (A) any Options held by such Optionee that were exercisable on the date of such resignation may be exercised by the Optionee until the later of: i) one year following the date of such resignation, or ii) one year from the date any Option vests in the twelve month period following such resignation and (B) any Options held by such Optionee that vested during the 12 months following the date of resignation may be exercised by the Optionee for a period of one year following the date of such vesting provided, that, if the Optionee dies within such one-year period following termination of employment or other relationship, the Option (to the extent exercisable at the time of death) shall be exercisable by the Optionee’s Beneficiary for a period of one (1) year following the Optionee’s death (but in no event after the expiration date of the Option), and shall thereafter terminate.

(iii) Death or Disability.    If the Optionee’s employment or other relationship with the Company is terminated because of death or disability, the Optionee (or, where applicable, the Beneficiary) will be entitled to exercise the Option with respect to the total number of shares of Stock subject to such Option and without regard to the extent to which such Option was exercisable at the time of the termination of employment or other relationship due to death or disability for a period of one (1) year following the Optionee’s death or termination of employment or other relationship due to death or disability (but in no event after the expiration date of the Option), and the Option shall thereafter terminate.

(iv) Discharge for Cause. If the Optionee, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Optionee or willful failure by the Optionee to perform his or her responsibilities to the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Optionee’s resignation, that discharge for cause was warranted.

4. Withholding.

No Shares will be issued pursuant to the exercise of this Option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

5. Nontransferability of Option.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee.

6. Provisions of the Plan.

(a) This Option is subject to the provisions of the Plan, a copy of which is furnished to the Optionee with this Option.

(b) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Optionee has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(c) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

BOSTON LIFE SCIENCES, INC.

Dated: , 200	By:
Name:
Title:

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing Nonstatutory Stock Option Agreement and agrees to the terms and conditions thereof.

OPTIONEE:

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Optionee name and address:

___________________

___________________

___________________

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Nonstatutory Stock Option granted to me by Boston Life Sciences, Inc. (the “Company”) on                  for the purchase of                  shares of Common Stock of the Company at a purchase price of $                 per share.

I hereby exercise my option to purchase                  shares of Common Stock (the “Shares”), for which I have enclosed                  in the amount of $                . Please register my stock certificate as follows:

(check applicable box)

Name(s):	___________________	☐ TEN COM

	___________________	☐ TEN ENT

Address:	___________________	☐ JT TEN

Tax I.D. #:	___________________	☐ UNIF GIFT MIN ACT

Very truly yours,

(Signature)